Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement on Form S-11 of our report dated May 26, 2011 relating to the consolidated balance sheet of Cole Credit Property Trust IV, Inc. (formerly Cole Advisor Retail Income REIT, Inc.) and subsidiary appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
May 26, 2011